Exhibit 99.1

News Release
October 29, 2008
Alpharma Reports Third Quarter 2008 EPS of $0.10
Third Quarter Revenues Grow 32%
Full Year EPS Outlook Narrowed to Upper Half of Previous Guidance Range
Bridgewater, NJ...October 29, 2008...Alpharma Inc. (NYSE:ALO), a global specialty pharmaceutical company, today announced third quarter 2008 diluted earnings per share (“EPS”) of $0.10. The Company’s third quarter 2008 financial performance reflects:
•	Revenue of $175.7 million, an increase of 32% over third quarter 2007 revenue from continuing operations of $133.2 million, reflecting continued strong Pharmaceuticals revenue gains and recovery in Animal Health U.S. livestock sales;

•	Operating income of $9.7 million, including approximately $4.2 million ($0.06 EPS) of costs associated with King Pharmaceuticals, Inc.’s (“King”) unsolicited tender offer (the “tender offer”) for all issued and outstanding shares of the Company’s common stock. Excluding costs associated with the tender offer, operating income totaled $13.9 million, an increase of 11% over third quarter 2007 operating income from continuing operations of $12.5 million;

•	EPS of $0.10, or $0.16* excluding the costs associated with the tender offer, compared to third quarter 2007 EPS from continuing operations of $0.12.
“Today’s announcement of strong third quarter results is in line with our guidance to deliver positive earnings in the second half of 2008,” commented Dean Mitchell, President and Chief Executive Officer. He continued, “While significant investments during the first half of this year were necessary to expand our commercial infrastructure and to support the launch of the FLECTOR® Patch, our third quarter results demonstrate initial returns on those investments. In addition to its successful launch, prescription growth of FLECTOR® Patch has continued as a result of enhanced formulary coverage and ongoing promotional activities. Performance in our Animal Health business has strengthened in the third quarter as demand for our U.S. livestock products has improved, reflecting some easing of input cost pressures on our customers. We also recently announced that the new drug application for EMBEDA™ Capsules has been accepted for priority review by the U.S. Food and Drug Administration, and will be reviewed at a joint meeting of the Anesthetic and Life Support Drugs Advisory Committee and the Drug Safety and Risk Management Advisory Committee on November 14, 2008.”

*	Reconciliations of reported to adjusted results for continuing operations for the three and nine month periods ended September 30, 2008 and 2007, are attached to this release.
Alpharma Inc.
440 Route 22 East
Bridgewater, NJ 08807

- Page 2 -
On September 12, 2008, King through a wholly-owned subsidiary, launched an unsolicited tender offer for all issued and outstanding shares of Alpharma’s Class A Common Stock for $37.00 in cash, subject to a number of terms and conditions contained in King’s tender offer documents. On September 26, 2008, the Company’s Board of Directors recommended that shareholders reject the King offer and not tender shares while the Company continues to pursue a previously announced process to explore all strategic alternatives to maximize shareholder value, including a possible sale of the Company to King or to another party for a price in excess of $37.00 per share. No assurance can be given that a transaction will be announced or consummated by Alpharma or whether such process will ultimately yield a transaction with a per share price in excess of $37.00. On October 13, 2008, King extended its previously announced tender offer through November 21, 2008.
Business Reviews
Pharmaceuticals: Revenue increased by $39.7 million, or 93.6%, to $82.1 million in the third quarter of 2008, compared to revenue of $42.4 million in the third quarter of 2007. The revenue growth was principally attributable to the launch of the FLECTOR® Patch (diclofenac epolamime topical patch) 1.3%, the first prescription topical NSAID patch approved by the U.S. Food and Drug Administration (“FDA”). Third quarter 2008 revenue for the FLECTOR® Patch totaled $30.9 million and prescriptions totaled approximately 172,200, a 9% sequential increase in total prescriptions over the second quarter of 2008. The remainder of the revenue increase in the Pharmaceuticals business relates to sales of KADIAN® (morphine sulfate extended-release) Capsules, which increased 20.5% over last year’s third quarter, to $51.2 million in the third quarter of 2008, reflecting increased pricing and increased volumes due to prescription growth. Third quarter 2008 KADIAN® Capsule prescriptions increased 5% versus the third quarter of 2007.
Pharmaceuticals reported operating income of $9.1 million in the third quarter of 2008, versus operating income of $4.6 million during the third quarter of 2007. The increase in operating income is attributable to the additional gross profit realized on increased revenues, partially offset by increased selling, general and administrative (“SG&A”) expenses, principally reflecting the sales force expansion and other investments to support the launch of the FLECTOR® Patch.
On September 2, 2008, the FDA advised the Company that its New Drug Application (“NDA”) for EMBEDA™ (morphine sulfate extended-release with sequestered naltrexone hydrochloride) Capsules had been accepted, and
Alpharma Inc.
440 Route 22 East
Bridgewater, NJ 08807

- Page 3 -
designated for priority review. The priority review status provides for a review of six months from the date of submission. The EMBEDA™ Capsule NDA was submitted on June 30, 2008. On October 10, 2008, the FDA announced that the EMBEDA™ Capsule NDA would be discussed at a November 14, 2008 joint meeting of the Anesthetic and Life Support Drugs Advisory Committee and the Drug Safety and Risk Management Advisory Committee. Alpharma is fully committed to collaborating with the FDA and Advisory Committees to complete a timely review of the EMBEDA™ Capsule NDA, and continues to anticipate a first quarter 2009 launch following approval.
In October 2008, pursuant to a development and license agreement, DURECT Corporation (“DURECT”) granted to the Company’s affiliate, Alpharma Ireland Limited, the worldwide rights to develop and commercialize an investigational transdermal bupivicaine patch currently under development for the treatment of pain associated with post-herpetic neuralgia. Under the terms of the agreement, Alpharma Ireland Limited paid to DURECT an upfront license fee of $20 million, with additional payments to be made upon achievement of predefined development, regulatory and sales milestones, as well as royalties on future sales. Alpharma Ireland Limited will control and fund the development program and the agreement includes the right to use the trademark ELADUR™ in connection with the product candidate.
Animal Health: Third quarter revenues increased 3.1% to $93.6 million, compared to $90.8 million in the third quarter of 2007. The year-over-year effects of currency favorably impacted third quarter 2008 revenues by approximately $1.2 million. Operating income in the third quarter of 2008 amounted to $16.6 million, with an operating margin of 17.7%. Third quarter 2007 operating income of $18.3 million and operating margin of 20.2% included $2.7 million of income related to the favorable settlement of a contract dispute. Excluding the impact of the favorable settlement, third quarter 2007 operating margin was 17.2%. The improvement in the third quarter 2008 operating margin reflects the benefits of increased pricing and productivity programs, partially offset by the negative effects of increased input costs.
Animal Health continues to advance its key 2008 growth initiatives. Through the first nine months of 2008, the business obtained 21 approvals to support its program of geographic expansion, launched two new products and received five approvals for new indications for existing products.
Alpharma Inc.
440 Route 22 East
Bridgewater, NJ 08807

- Page 4 -
Third Quarter Comparison of Other Consolidated Income Statement Items – Continuing Operations
Selling, general and administrative expenses increased $34.5 million compared to the third quarter of 2007 and include $4.2 million of costs associated with the tender offer. Excluding costs associated with the tender offer, SG&A expenses as a percentage of revenues increased to 48.5% in the third quarter of 2008 from 41.2% in the third quarter of 2007. The increase principally relates to the sales force expansion and other investments in the Pharmaceuticals business to support the launch of the FLECTOR® Patch. On a sequential basis, SG&A expenses as a percentage of revenues declined from 57.5% in the second quarter of 2008 to 48.5% in the third quarter of 2008, excluding costs associated with the tender offer. The sequential decline reflects lower SG&A costs and higher revenues.
Research and development (“R&D”) expense in the third quarter of 2008 decreased to $13.5 million, compared to $14.6 million in the third quarter of 2007. As a percentage of revenues, R&D expense amounted to 7.7% in the third quarter of 2008, compared to 11.0% in last year’s third quarter, which included costs associated with the completion of the Phase III studies for EMBEDA™ Capsules.
Interest income (expense), net decreased $0.3 million, to $2.7 million of net interest income in the third quarter of 2008 compared to net interest income of $3.0 million in the third quarter of 2007. The decrease in net interest income compared to 2007 reflects lower interest rates on short-term cash investments, partially offset by higher cash and cash equivalent balances on hand.
The tax provision for the third quarter of 2008 amounted to $7.2 million, on pre-tax income of $11.3 million. The tax provision for the third quarter of 2007 was $10.4 million on pre-tax income of $15.7 million.
Share Repurchase Program
In April 2008, the Company announced that its Board of Directors authorized a two-year share repurchase program of up to $150 million. During the third quarter, the Company repurchased 1.5 million shares of common stock under this program at an aggregate cost of $35.5 million and, to date, has repurchased approximately 2.6 million shares of common stock at an aggregate cost of $61.9 million. The share repurchase program does not
Alpharma Inc.
440 Route 22 East
Bridgewater, NJ 08807

- Page 5 -
obligate the Company to repurchase any particular number of shares and the program may be suspended or discontinued at any time.
2008 Full Year Outlook
The Company’s full year 2008 outlook for diluted earnings per share is being narrowed to a range of $0.25 to $0.35, representing the upper half of the Company’s previous full-year 2008 EPS guidance range of $0.15 to $0.35. The outlook reflects the Company’s third quarter performance with revenues increasing over 30% versus the prior year, gross profit margins exceeding 63% for the third consecutive quarter, and improving leverage on investments in SG&A.
The outlook includes an estimated $3 million of fourth quarter 2008 R&D expenses associated with the initiation of a Phase 2b trial for ELADUR™, the bupivacaine patch recently in-licensed from DURECT.
The outlook excludes the $20 million upfront license fee paid in October 2008 to DURECT pursuant to the license agreement for the bupivacaine patch. It also excludes milestone payments associated with the Company’s 2007 licensing agreements. In addition, the full year 2008 EPS outlook excludes future business development transactions, the earnings per share impact of the third and fourth quarter costs associated with the tender offer and the recently announced process to explore strategic alternatives, and any potential dilution from the Company’s convertible notes and stock warrants.
Presentation of Information in this Press Release
In an effort to provide investors with additional information regarding Alpharma’s results, as determined by U.S. Generally Accepted Accounting Principles (“GAAP”), the Company also discloses certain non-GAAP information which management utilizes in its analysis of its business and which it believes also provides useful information to investors. This information includes earnings before interest, taxes, depreciation, and amortization (“EBITDA”), and free cash flow which is based on operating cash flow less capital expenditures and purchased intangible assets. Within this press release, the Company has disclosed the impact of certain charges and other items on the results of operations. The Company discloses these items to assist the reader in understanding the impact of these items on the Company’s financial results and the earnings generated by operations that the Company believes can be more meaningfully compared with prior periods and forecasts. Reconciliations of reported to
Alpharma Inc.
440 Route 22 East
Bridgewater, NJ 08807

- Page 6 -
adjusted results for continuing operations for the three and nine months ended September 30, 2008 and 2007, are attached to this release.
Alpharma management will hold a conference call to discuss this press release at 8:30 AM Eastern Daylight Time on Wednesday October 29, 2008. A presentation, which management will refer to on the call, will be available in the “Investor’s Support” section of the company’s website, www.alpharma.com. The call will be open to all interested parties and may be accessed by using the following information:
CONFERENCE CALL ACCESS

Domestic Dial In:	(800) 351-4892
International Dial In:	(334) 323-7224
Conference ID:	ALPHARMA
In addition, for those unable to participate at the time of the call, a rebroadcast will be available following the call from noon on October 29, 2008 Eastern Daylight Time until 11:59 PM November 12, 2008 Eastern Standard Time. The rebroadcast may be accessed on the Internet at http://www.streetevents.com or by telephone using the following information:
REBROADCAST ACCESS

U.S. Dial In:	(877) 919-4059
International Dial In:	(334) 323-7226
Participant Code:	47429233
About Alpharma
Alpharma Inc. (NYSE: ALO) is a global specialty pharmaceutical company with leadership positions in products for humans and animals. Alpharma is presently active in more than 80 countries. Alpharma has a growing branded pharmaceutical franchise in the U.S. pain market with its KADIAN® (morphine sulfate extended-release) Capsules, and the FLECTOR® Patch (diclofenac epolamine topical patch) 1.3%. Alpharma is also internationally recognized as a leading provider of pharmaceutical products for poultry and livestock.
About KADIAN® Capsules
KADIAN® Capsules are an extended-release formulation of morphine sulfate indicated for the management of moderate-to-severe chronic pain, when a continuous, around-the-clock opioid analgesic is needed for an extended period of time. Capsules can be taken once-daily (q24h) or twice-daily (q12h), as prescribed, to provide up to 24 hours of pain relief. Capsules are available in eight strengths: 10 mg, 20 mg, 30 mg, 50 mg, 60 mg, 80 mg, 100 mg and 200 mg. KADIAN® Capsules offer flexible dosing and administration options that allow physicians to fine tune titration schedules and tailor treatment for individual patient needs.
KADIAN® Capsules are a Schedule II controlled substance, with an abuse liability similar to other opioid analgesics. The 100 mg and 200 mg capsules are for use in opioid-tolerant patients only. KADIAN® Capsules are to be swallowed whole. The pellets in the capsules are not to be chewed, crushed, or dissolved due to the risk of rapid release and absorption of a potentially fatal dose of morphine. Serious adverse reactions that may be
Alpharma Inc.
440 Route 22 East
Bridgewater, NJ 08807

- Page 7 -
associated with KADIAN® Capsule therapy include: respiratory depression, respiratory arrest, circulatory depression, cardiac arrest, hypotension, and/or shock.
About the FLECTOR® Patch
The FLECTOR® Patch is a 10x14 cm adhesive patch containing 180 mg of diclofenac epolamine applied on a non-woven felt backing and covered with a polypropylene release liner. FLECTOR® Patch contains 1.3% epolamine salt of diclofenac, and has been approved by the FDA for the treatment of acute pain due to minor strains, sprains and contusions. Since its initial approval by Swiss regulatory authorities in 1993, FLECTOR® Patch has been approved for sale in 40 countries throughout the world. IBSA’s patented diclofenac epolamine was specifically developed to achieve a significant release of active from the patch and promote subsequent absorption through the skin. FLECTOR® Patch is contraindicated for the treatment of peri-operative pain in the setting of coronary artery bypass graft surgery.
On June 4, 2008, the FDA approved certain labeling changes to the CLINICAL PHARMACOLOGY and CLINICAL STUDIES sections of the package insert for FLECTOR® Patch. These revised sections provide pharmacokinetic data from two studies demonstrating low systemic exposure of diclofenac when administered topically through the FLECTOR® Patch compared to the administration of a single oral 50 mg diclofenac sodium tablet, and the low systemic exposure of diclofenac when the FLECTOR® Patch was tested on healthy volunteers at rest or after undergoing moderate exercise.
Safety Aspects of NSAIDs
Non-Steroidal Anti-Inflammatory Drugs (“NSAIDS”) may cause an increased risk of serious cardiovascular thrombotic events, myocardial infarction, and stroke, which can be fatal. This risk may increase with duration of use. Patients with cardiovascular disease or risk factors for cardiovascular disease may be at greater risk. NSAIDs cause an increased risk of serious gastrointestinal adverse events including bleeding, ulceration, and perforation of the stomach or intestines, which can be fatal. These events can occur at any time during use and without warning symptoms. Elderly patients are at greater risk for serious gastrointestinal events.
About DURECT Corporation
DURECT (NASDAQ: DRRX) is an emerging specialty pharmaceutical company developing innovative drugs for pain and other chronic diseases, with late-stage development programs including REMOXY®, POSIDUR™, ELADUR™, and TRANSDUR™-Sufentanil. DURECT’s proprietary oral, transdermal and injectable depot delivery technologies enable new indications and superior clinical/commercial attributes such as abuse deterrence, improved convenience, compliance, efficacy and safety for small molecule and biologic drugs.
About ELADUR™
ELADUR™ is an investigational transdermal drug patch intended to provide up to three days of local pain relief from a single application, as compared to a wearing time limited to 12 hours with currently available anesthetic patches. Bupivacaine, the active agent in ELADUR™, is a potent FDA approved long-acting local anesthetic used in regional anesthesia including infiltration, nerve block, epidural and intrathecal anesthesia.
Alpharma Inc.
440 Route 22 East
Bridgewater, NJ 08807

- Page 8 -
Forward-Looking Statement
This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein that are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them and involve certain risks and uncertainties and other factors that could cause actual results to differ materially from those in the forward-looking statements. The Company has no obligation to update such forward-looking statements. Information on other important potential risks and uncertainties not discussed herein may be found in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2007, and its Form 10-Q for the quarter ended September 30, 2008 All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made.
Important Legal Information
In connection with the tender offer commenced by King Pharmaceuticals, Inc. (“King”), Alpharma has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9.
Alpharma press releases are also available at our website: http://www.alpharma.com. If you would like to receive Alpharma press releases via email please contact: investorrelations@alpharma.com.
Contact:
Jack Howarth
Vice President, Investor Relations
908-566-4153
Jack.howarth@alpharma.com
# # #
Alpharma Inc.
440 Route 22 East
Bridgewater, NJ 08807

- Page 9 -
ALPHARMA INC.
Consolidated Statement of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Total revenue	$175.7	$133.2	$500.1	$384.6
Cost of sales	63.1	51.5	180.4	147.7

Gross profit	112.6	81.7	319.7	236.9
Selling, general and administrative expenses	89.4	54.9	275.6	170.6
Research and development	13.5	14.6	81.8	45.9
Asset impairments and other (income) expense	—	(0.3)	—	(3.4)

Operating income (loss)	9.7	12.5	(37.7)	23.8
Interest income (expense), net	2.7	3.0	5.8	7.6
Other income (expense), net	(1.1)	0.2	(0.9)	1.0

Income (loss) from continuing operations, before income taxes	11.3	15.7	(32.8)	32.4
Provision for income taxes	7.2	10.4	3.0	18.0

Income (loss) from continuing operations	4.1	5.3	(35.8)	14.4

Income from discontinued operations, net of taxes	—	9.8	203.7	25.6

Net income	$4.1	$15.1	$167.9	$40.0

Average common shares outstanding:
Basic	41.127	43.103	42.531	42.772
Diluted	42.175	43.677	42.531	43.331

Earnings per common share:
Basic
Income (loss) from continuing operations	$0.10	$0.12	($0.84)	$0.34
Income from discontinued operations	—	$0.23	$4.79	$0.60

	$0.10	$0.35	$3.95	$0.94

Diluted
Income (loss) from continuing operations	$0.10	$0.12	($0.84)	$0.33
Income from discontinued operations	—	$0.22	$4.79	$0.59

	$0.10	$0.34	$3.95	$0.92

Alpharma Inc.
440 Route 22 East
Bridgewater, NJ 08807

- Page 10 -
ALPHARMA INC.
Operating Results by Segment – Continuing Operations (Unaudited)
(in millions)

	Revenue		Operating income (loss)
Three Months Ended September 30,	2008	2007	2008	2007
Pharmaceuticals	$82.1	$42.4	$9.1	$4.6
Operating margin			11.1%	10.8%
Animal Health	93.6	90.8	16.6	18.3
Operating margin			17.7%	20.2%
Unallocated and Eliminations			(16.0)	(10.4)

Total	$175.7	$133.2	$9.7	$12.5

Operating margin			5.5%	9.4%
ALPHARMA INC.
Operating Results by Segment – Continuing Operations (Unaudited)
(in millions)

	Revenue		Operating income (loss)
Nine Months Ended September 30,	2008	2007	2008	2007
Pharmaceuticals	$229.3	$119.5	$(45.1)	$5.5
Operating margin			N/M	4.6%
Animal Health	270.8	265.1	44.6	52.7
Operating margin			16.5%	19.9%
Unallocated and Eliminations			(37.2)	(34.4)

Total	$500.1	$384.6	$(37.7)	$23.8

Operating margin			N/M	6.2%

N/M – Non- meaningful
Alpharma Inc.
440 Route 22 East
Bridgewater, NJ 08807

- Page 11 -
ALPHARMA INC.
Consolidated Condensed Balance Sheet (Unaudited)
(in millions)

	September 30, 2008	December 31, 2007
Cash and cash equivalents	$571.0	$309.7
Accounts receivable, net	98.6	93.2
Inventories	122.3	93.1
Prepaid expenses and other current assets	30.9	20.8
Current assets held for sale	—	67.0

Total current assets	822.8	583.8
Property, plant and equipment, net	140.7	140.0
Goodwill and intangible assets, net	334.6	350.3
Other assets and deferred charges	55.6	60.3
Non-current assets held for sale	—	162.0

Total assets	$1,353.7	$1,296.4

Short-term debt	$5.1	$5.8
Accounts payable, accrued expenses and other current liabilities	178.2	159.5
Current liabilities held for sale	—	41.3

Total current liabilities	183.3	206.6
Long-term debt	300.0	300.0
Deferred taxes and other non-current liabilities	85.9	42.1
Non-current liabilities held for sale	—	16.6

Total non-current liabilities	385.9	358.7

Stockholders’ equity	784.5	731.1

Total liabilities and stockholders’ equity	$1,353.7	$1,296.4

Alpharma Inc.
440 Route 22 East
Bridgewater, NJ 08807

- Page 12 -

*	A reconciliation of reported to adjusted results for continuing operations for the three and nine months ended September 30, 2008 and 2007 is, as follows:
ALPHARMA INC.
Reported to Adjusted Earnings (Loss) Per Common Share (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Continuing Operations	2008	2007	2008	2007
Diluted earnings (loss) per common share – reported	$0.10	$0.12	($0.84)	$0.33
R&D milestones, ketoprofen in Transfersome® gel	—	—	0.87	—
Expenses associated with tender offer	0.06	—	0.06	—

	$0.16	$0.12	$0.09	$0.33

ALPHARMA INC.
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”) (Unaudited)
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Continuing Operations	2008	2007	2008	2007
Income (loss) before income taxes	$11.3	$15.7	$(32.8)	$32.4
Interest (income) expense, net	(2.7)	(3.0)	(5.8)	(7.6)
Depreciation and amortization(1)	11.0	10.0	33.4	27.6
R&D milestones, ketoprofen in Transfersome® gel	—	—	37.0	—
Expenses associated with tender offer	4.2	—	4.2	—

Adjusted EBITDA	$23.8	$22.7	$36.0	$52.4

(1)	Includes amortization of restricted stock
ALPHARMA INC.
Free Cash Flow (Unaudited)
(in millions)

Three Months Ended
September 30, 2008
Net cash (used) in operating activities	$(0.2)
Less: Capital expenditures	(2.5)

(2.7)
Add: Cash payments associated with tender offer	0.2
Cash used for discontinued operations	2.5

Adjusted free cash flow from continuing operations	$0.0

Alpharma Inc.
440 Route 22 East
Bridgewater, NJ 08807